Exhibit 99.2

STOCK OPTION GRANT

INDUCEMENT AWARD

To:                      (“Optionee”)

From: Arrowhead Research Corporation

We are pleased to inform you that the Arrowhead Research Corporation (the “Company”) Board of Directors (the “Board”) has decided to grant you an option (your “Option”) to purchase shares of the Company’s Common Stock (the “Common Stock”).

Your Option has been granted as an “inducement” award under NASDAQ Marketplace Rules. Accordingly, the Option has been granted outside of the Company’s existing equity compensation plans. However, the Option will be governed in all respects as if issued under the Company’s 2004 Equity Incentive Plan (the “Plan”), as currently in effect and as may be amended hereafter from time to time, as well as the attached Stock Option Award Agreement (the “Agreement”) and the following specific provisions (which are subject to adjustment under the Plan and the Agreement):

The “Date of Grant” for your Option is:

The “Expiration Date” of your Option is:

The “Number of Shares” covered by your Option is:

The “Exercise Price” per share for your Option is: $

The “Commencement Date” of your Option is:

Vesting: As long as you remain a                      of the Company, your option will vest and become exercisable with respect to 1/8 of the Number of Shares (     shares) sixth months from the Commencement Date (“First Vesting Date”) and then in 42 equal installments on the first day of each month thereafter. Your option cannot be exercised except to the extent vested; if all other terms and conditions are satisfied, your option will be fully vested and exercisable as of the fourth anniversary of the Commencement Date. Of course, you can never exercise the Option for more than the Number of Shares or after the Expiration Date (in each case as adjusted under the Terms and the Plan). This option is a non-statutory Stock Option under the Internal Revenue Code (“NSO”).

ARROWHEAD RESEARCH CORPORATION

INDUCEMENT AWARD STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

AGREEMENT

A.	Grant of Option.

(i) The Committee of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”). The Option has been granted as an “inducement” award under NASDAQ Marketplace Rules outside of the Company’s existing equity compensation plans. However, the Option will be governed in all respects as if issued under the Company’s 2004 Equity Incentive Plan (the “Plan”), as currently in effect and as may be amended hereafter from time to time, the terms of which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

(ii) This Option shall be treated as a Non-statutory Stock Option (“NSO”) under Section 422 of the Internal Revenue Code.

B.	Exercise of Option.

(i) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(ii) Exercise Period. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice of Grant. Specifically, any vested portion of this Option may be exercised after a Termination of Employment, but not later than the Expiration Date set forth in the Notice of Grant.

(iii) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

(iv) Compliance with Applicable Laws. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

C.	Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1. Cash; or

2. Check; or

3. Consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

4. Surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

D.	Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E.	Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F.	Tax Consequences.

Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(i) Exercise of Option

(a) Non-statutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at tile time of exercise. This Option does not qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

(ii) Disposition of Shares. NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

G.	Entire Agreement: Governing Law.

The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of California.

H.	NO GUARANTEE OF CONTINUED SERVICE.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated on the Agreement.

OPTIONEE	ARROWHEAD RESEARCH CORPORATION

Signature	By

Christopher Anzalone

CEO and President

Address:	Address:

225 S. Lake Avenue Suite 300 Pasadena, CA 91101

EXHIBIT A

ARROWHEAD RESEARCH CORPORATION

INDUCEMENT AWARD

EXERCISE NOTICE

Arrowhead Research Corporation

225 South Lake Avenue, Suite 300

Pasadena, California 91101

Attention: Secretary

1. Exercise of Option. Effective as of today,         ,             the undersigned (“Purchaser”) hereby elects to purchase     shares (the “Shares”) of the Common Stock of Arrowhead Research Corporation (the “Company”) under the Stock Option Agreement dated         ,             (the “Option Agreement”). The purchase price for the Shares shall be $        , as required by the Option Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying, on the Company for any tax advice.

6. Entire Agreement: Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PURCHASER	ARROWHEAD RESEARCH CORPORATION

Signature	By

Print Name	Title

Date Received	Date Received

Address:	Address:

225 South Lake Avenue, Suite 300

Pasadena, California 91101